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Exhibit 99.1

For Immediate Release	Media Contact:	Investor Contact:
February 17, 2005	Bo Piela (617) 768-6579	Sally Curley (617) 768-6140

Genzyme Delivers Excellent Fourth-Quarter and 2004 Performance

Outlook for 2005 Highlights Continued Momentum

        CAMBRIDGE, Mass.—Genzyme Corporation (Nasdaq: GENZ) today reported strong fourth-quarter and year-end financial results and issued guidance for 2005 that underscored its continued momentum. The company confirmed its previous revenue guidance of $2.5-$2.7 billion and its non-GAAP earnings guidance of $2.08-$2.16 per share for the year.

        Fourth-quarter revenue grew 24 percent to $591.1 million, up from $476.1 million in the same quarter a year earlier. Revenue for the year totaled $2.2 billion, 40 percent greater than revenue of $1.6 billion in 2003. This top-line performance was driven by broad-based growth across the corporation and the addition of new products and businesses.

        Acquisition-related costs contributed to a fourth-quarter GAAP net loss of $97.1 million, or $0.42 per diluted share, compared with net income of $57.3 million, or $0.25 per diluted share in the fourth quarter a year earlier. The largest of these costs was a charge of $194.3 million for in-process research and development purchased from ILEX Oncology Inc. For the year, GAAP net income was $146.7 million, or $0.63 per diluted share, compared with $94.3 million, or $0.42 per diluted share in 2003.

        Non-GAAP net income—which excludes special items and amortization—rose 44 percent in the fourth quarter to $124.3 million, or $0.52 per diluted share, compared with $86.5 million, or $0.38 per diluted share, in the fourth quarter of 2003. For the year, non-GAAP net income increased 36 percent to $428.1 million, or $1.82 per diluted share, from $314.4 million, or $1.39 per share in 2003.

        "Our results last year confirmed the positive effect of the diversification strategy we began pursuing years ago, and we expect to see a much fuller effect of this strategy going forward," said Henri A. Termeer, chairman and chief executive officer of Genzyme Corp. "We also anticipate a significant improvement in our gross margin, which confirms our longstanding commitment to invest in manufacturing. Last year we established an entry point in oncology, and we are working now to build our presence in this area."

        Selling, general and administrative expenses totaled $599.4 million for the year, compared with $455.4 million the year before. SG&A spending in 2004 reflects the integration of the oncology testing business acquired from IMPATH Inc., the full-year impact of the tracking-stock consolidation, and investments in expanding the availability of Genzyme's products throughout the world.

        Research and development spending prior to one-time events and FIN 46 was $377.9 million, compared with $294.1 million a year earlier. R&D spending represented approximately 17 percent of revenue, underscoring Genzyme's significant commitment to conduct clinical studies to expand the indications of its marketed products and to advance earlier-stage candidates forward through the development process.

        The company's effective net tax rate was 30 percent for the quarter and 31 percent for the year, before special items and amortization. The GAAP tax rate for the fourth quarter was 60 percent applied to a loss due to the ILEX purchase accounting, and it was 49 percent for the year.

        Figures reported for 2003 present results for Genzyme General in the first and second quarters and for the entire corporation in the third and fourth quarters.

2005 Revenue Guidance

        Genzyme confirmed its earlier revenue guidance of $2.5-$2.7 billion for 2005, up from $2.2 billion in 2004.

        Within the Renal area, revenue for Renagel® (sevelamer hydrochloride) is expected to rise to $420-$430 million, compared with $363.7 million in 2004. Renagel revenue includes product sales, royalties and sales of bulk sevelamer. Renagel is a phosphate binder for patients with end-stage renal disease on hemodialysis. Its growth in the near term will be driven by increasing adoption in the United States and international markets based on broader implementation of National Kidney Foundation clinical guidelines and a growing body of clinical data supporting the product's use. During the year, Genzyme anticipates releasing top-line data from its Dialysis Clinical Outcomes Revisited (D-COR) study, the largest outcomes study ever conducted in the dialysis population. The trial is examining the difference in morbidity and mortality outcomes for patients receiving Renagel and those receiving calcium-based phosphate binders.

        Within the Therapeutics area, sales of Fabrazyme® (agalsidase beta) for Fabry disease are expected to reach $300-$315 million, compared with $209.6 million in 2004. Fabrazyme sales have grown significantly since the product was first introduced in Europe less than four years ago. Genzyme anticipates that Fabrazyme will continue to gain market share in Europe this year and that sales in newer markets such as the United States and Japan will continue to be strong as new patients are identified and begin treatment. Last year, Genzyme successfully completed its Phase 4 study designed to verify the clinical benefit of Fabrazyme, and it plans to file labeling supplements soon to incorporate the study's findings.

        Sales of Cerezyme® (imiglucerase for injection) for Type 1 Gaucher disease will continue to grow but will become a smaller percentage of revenue once again. Sales are expected to reach $870-$890 million, compared with $839.4 million in 2004. Cerezyme is a mature product whose growth is driven largely by the identification of new patients in international markets.

        Sales of Aldurazyme® (laronidase) for patients with MPS I are expected to reach $60-$66 million, compared with $42.6 million in 2004. Aldurazyme sales are not included within Genzyme's revenue because the company is commercializing the product through a joint venture with BioMarin Pharmaceutical Inc.

        Sales of Thyrogen® (thyrotropin alfa for injection) are expected to reach $75-$80 million, compared with $63.5 million in 2004. Thyrogen is indicated for use as a diagnostic tool in the management of patients being tested for the recurrence of well-differentiated thyroid cancer.

        Within the Biosurgery area, sales of Synvisc® (hylan G-F 20) are expected to reach $215-$225 million, compared with $88.3 million in 2004. This increase reflects Genzyme's reacquisition of the sales and marketing rights for Synvisc in the United States and several European countries, a transaction that is expected to have a material impact on the company's top line and gross margin. Synvisc is now available in more than 60 countries and has significant growth potential. Genzyme is working aggressively to seize this opportunity by broadening the use of the current formulation and by accelerating its work to develop new formulations that could bring even further benefits to patients with osteoarthritis. During the first quarter, the company will make a significant investment to support Synvisc in the United States, including integrating and training the sales force acquired from Wyeth Pharmaceuticals.

        Also within the Biosurgery area, the Sepra™ family of anti-adhesion products are expected to contribute $70-$75 million in revenue this year, compared with $61.6 million in 2004.

        Within the Transplant business, sales of Thymoglobulin® (anti-thymocyte globulin, Rabbit) are expected to reach $110-$120 million, compared with $99.7 million in 2004. This product is used in conjunction with immunosuppressant drugs in organ transplant procedures. Thymoglobulin is well established in the United States, Canada and Europe, and Genzyme is working to expand the product's availability by bringing it to new markets in Asia, the Pacific and Latin America. At the end of 2004, Genzyme exited the market for generic cyclosporine products, which contributed $33.6 million in sales for the company in 2004.

        Revenue for the Diagnostics/Genetics business is expected to increase to $305-$315 million, compared with $279.1 million in 2004. Within this area, revenue from diagnostic testing services is expected to reach $210-$218 million, compared with $188.2 million in 2004, reflecting the full-year impact of the oncology testing business acquired from IMPATH in May 2004.

        Oncology products are expected to contribute $55-$60 million in revenue. Oncology products include CLOLAR™ (clofarabine) for intravenous infusion, recently launched by Genzyme, and sales of CAMPATH® (alemtuzumab for injection), which is marketed by Schering AG. Each product is indicated for the treatment of a type of leukemia. In 2005, Genzyme will work to establish a commercial presence for its emerging cancer business by building a sales and marketing organization, increasing its investment in research and development, expanding relationships with partners, and continuing to look for opportunities to bring in additional new products and technologies.

        Other revenue—including sales of WelChol® (colesevelum hydrochloride) and pharmaceutical intermediates—is expected to total $60-$65 million, compared with $82.5 million in 2004.

Gross Margin

        Total gross margin is expected to be in the range of 77-78 percent of revenue, compared with 74 percent in 2004. Several factors account for this increase: improved product margins for Synvisc, improved margins for Renagel resulting from the transition to in-house manufacturing, and improved margins for lysosomal storage disorder products resulting from increased utilization of manufacturing facilities.

SG&A Expenses

        Selling, general and administrative expenses are expected to be approximately $750 million this year, a 25 percent increase from 2004. SG&A spending reflects continuing strong support for sales and marketing activities, including those associated with the U.S. launch of CLOLAR and the assumption of U.S. sales and marketing responsibilities for Synvisc.

R&D Spending

        Research and development spending is expected to be approximately $490 million this year, 30 percent greater than last year.

Earnings Per Share

        For 2005, Genzyme anticipates GAAP diluted earnings per share of $1.67-$1.75 per share. Amortization is expected to total approximately $170 million, or $0.41 per share. Non-GAAP earnings—which exclude amortization, one-time items and the impact of contingent convertible debt—are expected to reach $2.08-$2.16 per share for the year and $0.45-$0.48 per diluted share for the first quarter. Genzyme expects to have a weighted average of 250-260 million diluted shares outstanding this year, compared with 234 million last year, excluding the impact of contingent convertible debt.

Tax Rate

        The company's effective net tax rate for 2005 is expected to be approximately 30 percent on a GAAP basis and 31 percent on a non-GAAP basis, which excludes amortization, one-time items and the impact of contingent convertible debt.

Cash

        Genzyme ended 2004 with approximately $1.1 billion in cash and equivalents. In 2005, it expects to incur capital expenditures of approximately $180-$200 million as it continues to build its global infrastructure.

Product Pipeline

        Genzyme's research and development program is focused on the areas of medicine where it markets commercial products, namely rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune diseases, and diagnostic testing. It also conducts research in cardiovascular disease and other areas of unmet medical need. The company strives to maintain product candidates across the stages of the development spectrum, from pre-clinical research to post-marketing studies. During 2005, Genzyme expects significant activity within its pipeline. In particular, it anticipates moving a number of product candidates forward into Phase 2 or Phase 3 studies toward commercial approval:

  •
  Genzyme plans to seek approval this year in the United States, Japan and other countries of its most advanced product candidate, Myozyme® (alglucosidase alfa) for Pompe disease. The European marketing application for Myozyme was accepted for review at the end of last year, and a decision by the Committee for Human Medicinal Products is expected later this year. Decisions by the European Commission and other authorities are expected in 2006. If approved, Myozyme would become the first treatment available to patients with Pompe disease, a debilitating and often fatal muscle disorder resulting from an inherited enzyme deficiency. Later this year, Genzyme plans to begin enrollment in the first clinical trial of Myozyme ever conducted for patients with the late-onset form of Pompe disease. The trial is intended to broaden clinical experience with the product.

  •
  Genzyme is seeking a label expansion that would allow Thyrogen to be used in the ablation of remnant thyroid tissue, a therapeutic procedure that patients commonly undergo when being treated for thyroid cancer. The Committee for Human Medicinal Products of the European Medicines Agency has issued a positive opinion on Genzyme's application, and a decision by the European Commission is expected soon. A decision on the U.S. application is expected later this year.

  •
  Patient enrollment will begin in the Phase 3 clinical trial of tolevamer sodium, a novel non-absorbed polymer therapy that could be the first non-antibiotic treatment for Clostridium difficile-associated diarrhea (CDAD). The trial will enroll approximately 1,000 patients in more than 100 clinical centers in Europe and North America. CDAD is a widespread problem among hospitalized patients, with more than 400,000 cases annually in the United States alone, resulting in prolonged hospitalization and 5,000 deaths.

  •
  Genzyme has initiated a clinical trial of sevelamer carbonate in patients with end-stage renal disease and expects to begin another for patients with chronic kidney disease this year.

  •
  Genzyme is committed to expanding the indications for Synvisc beyond the knee. Enrollment is currently more than half completed in the U.S. trial studying the use of Synvisc in the hip, an indication that is already approved in Europe and Canada. Patient enrollment continues, as well, in trials studying Synvisc's use in the ankle and shoulder. Two new product formulations that could enhance patient convenience by reducing the number of injections are being evaluated.

  •
  Genzyme continues to work with physicians to explore new uses for Thymoglobulin. It recently completed enrollment in a clinical trial evaluating the product's ability to prevent rejection in living-donor kidney transplants. Interim data will be available this spring. Pilot studies are underway to explore Thymoglobulin as a conditioning agent in bone marrow transplant procedures for patients with severe leukemia and in induction procedures associated with liver transplantation.

  •
  Genzyme plans to make a significant investment in building its pipeline of candidates to treat various forms of cancer, nearly quadrupling its oncology research and development budget this year. The most advanced candidate in this area is tasidotin-HCL (ILX-651). Genzyme is conducting Phase 2 trials of tasidotin in three solid-tumor indications—prostate cancer, melanoma and non-small-cell lung cancer. Data from these trials are expected in 2005.

  •
  The company is also actively working to expand the use of marketed cancer products CAMPATH (in collaboration with partner Schering AG) and CLOLAR. Enrollment is complete in a Phase 3 trial for earlier-line use of CAMPATH in B-cell chronic lymphocytic leukemia, and interim data are expected this year. A clinical study of CAMPATH in non-Hodgkin's lymphoma is in progress. CAMPATH may also have potential outside of cancer, and enrollment has been completed in a Phase 2 trial evaluating the product in a randomized, head-to-head comparison study with Rebif® (interferon beta-1a) for the treatment of relapsing-remitting multiple sclerosis. Genzyme also intends to begin studying CLOLAR's efficacy in adult leukemia this year and to continue to investigate the product's potential application in pediatric leukemia and a range of solid-tumor cancers. The company is supporting multiple investigator-sponsored studies exploring the use of both CAMPATH and CLOLAR in a variety of cancer indications.

  •
  The first patients will be treated shortly in a Phase 2 clinical trial of Genzyme's proprietary HIF-1-alpha gene therapy in peripheral arterial disease.

  •
  Enrollment is continuing in the Phase 2 clinical trial evaluating Genzyme's small molecule iron chelator. This therapy is designed to help patients with forms of chronic anemia, who are subject to iron overload because of the frequent infusions necessitated by their primary disease. Patients in the trial have thalassemia, which has the greatest requirement for iron clearance of all anemias.

About Genzyme

        One of the world's leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases. Founded in 1981, Genzyme has grown from a small start-up to a diversified enterprise with annual revenues exceeding $2 billion and nearly 7,000 employees in locations spanning the globe. With many established products and services helping patients in more than 80 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences. The company's products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune diseases, and diagnostic testing. Genzyme's commitment to innovation continues today with a substantial development program focused on these fields as well as heart disease and other areas of unmet medical need.

        This press release contains forward-looking statements, including statements regarding non-GAAP earnings and revenue estimates and other financial guidance for fiscal year 2005, expected drivers of Genzyme's future growth, the expected financial impact of the purchase of Synvisc sales and marketing rights from Wyeth, plans to seek an expanded label for Fabrazyme, the estimated timing of the decision on Genzyme's US and EU applications to expand Thyrogen's label, the development of Genzyme's oncology business, the expected timing of a response from European regulatory authorities regarding the Myozyme marketing authorization application, submission of Myozyme marketing authorization applications in the US, Japan and other countries and the timing thereof, the development of new markets for Genzyme's existing products, anticipated progress of clinical trials, including for Myozyme, tolevamer sodium, Synvisc, Thymoglobulin, ILX-651 and CAMPATH, as well as other statements regarding Genzyme's future performance and strategy. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those forecast in these forward-looking statements. These risks and uncertainties include, among others, Genzyme's ability to successfully complete preclinical and clinical development of our products and services, including Myozyme; Genzyme's ability to expand the use of current products in existing and new indications; Genzyme's ability to maintain and obtain regulatory approvals for products and services; Genzyme's ability to successfully identify and market to new patients; the scope of third-party reimbursement coverage for Genzyme's products and services; Genzyme's ability to successfully expand its sales and marketing teams in existing and new markets; Genzyme's ability to manufacture products and product candidates in a timely and cost effective manner; Genzyme's ability to effectively manage inventory levels; changes in legislation and regulations affecting the sale of Genzyme's products and services; and the risks and uncertainties described in Genzyme's SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption "Factors Affecting Future Operating Results" in Genzyme's Quarterly Report on Form 10-Q for the period ended September 30, 2004. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of February 17, 2005 and Genzyme undertakes no obligation to update or revise the statements.

        Genzyme®, Renagel®, Fabrazyme®, Cerezyme®, Thyrogen®, Synvisc®, Myozyme®, Thymoglobulin®, CAMPATH® and CLOLAR™ are registered trademarks of Genzyme Corporation or its subsidiaries. Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC. All rights reserved.

Conference Call Information

        There will be a conference call today at 11:00 a.m. Eastern to discuss Genzyme Corporation's fourth quarter 2004 financial results and 2005 financial guidance. If you would like to participate in the call, please dial 719-457-2642. A replay of this call will be available from 2:30 p.m. Eastern today through midnight on February 24 by dialing 719-457-0820. Please refer to reservation number 629502. This call will also be Webcast live on the investor events section of www.genzyme.com.

Upcoming Events

        Genzyme will report its first quarter 2005 financial results on April 21, 2005. If you would like to participate in the 11:00 a.m. Eastern conference call, please dial 719-457-2642. Please check www.genzyme.com one week prior to the reporting date for any changes to this information.

# # #

        Genzyme's press releases and other company information are available at www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.

GENZYME GENERAL (GENZ)
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004(1)	2003(1)	2004(1)	2003(1)
Total revenues	$591,077	$476,131	$2,201,145	$1,574,817

Operating costs and expenses:
Cost of products and services sold	163,897	129,392	588,586	418,969
Selling, general and administrative	155,432	147,606	599,388	455,395
Research and development	107,428	97,588	391,802	295,725
Amortization of intangibles	28,326	25,844	109,473	64,720
Purchase of in-process research and development(2)	194,300	—	194,300	158,000
Charge for impaired assets(3)	4,463	—	4,463	7,996

Total operating costs and expenses	653,846	400,430	1,888,012	1,400,805

Operating income (loss)	(62,769)	75,701	313,133	174,012

Other income (expenses):
Equity in loss of equity method investments	(3,157)	(2,242)	(15,624)	(16,743)
Minority interest	2,284	2,232	5,999	2,232
Gain (loss) on investments in equity securities	1,030	1,236	(1,252)	(1,201)
Gain on sale of product line	—	1,709	—	1,709
Other	376	(222)	(357)	994
Investment income	6,399	7,551	24,244	42,312
Interest expense(4)	(4,977)	(9,393)	(38,227)	(22,380)

Total other income (expenses)	1,955	871	(25,217)	6,923

Income (loss) before income taxes	(60,814)	76,572	287,916	180,935
Provision for income taxes	(36,308)	(19,270)	(141,169)	(86,652)

Net income (loss)	$(97,122)	$57,302	$146,747	$94,283

Net income (loss) per share allocated to Genzyme Stock(1):
Genzyme General net income (loss)	$(97,122)	$57,302	$146,747	$82,143
Tax benefit allocated from Genzyme Biosurgery	—	—	—	8,720
Tax benefit allocated from Genzyme Molecular Oncology	—	—	—	3,420

Net income (loss) allocated to Genzyme Stock	$(97,122)	$57,302	$146,747	$94,283

Net income (loss) per share of Genzyme Stock:
Basic	$(0.42)	$0.26	$0.64	$0.43

Diluted(5,6,7)	$(0.42)	$0.25	$0.63	$0.42

Weighted average shares outstanding:
Basic	232,255	224,101	228,175	219,376

Diluted(5,6,7)	232,255	232,181	244,004	225,976

(1)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

  From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

(2)
Includes charges for the purchase of in-process research and development of $(194,300)K related to our acquisition of ILEX Oncology, Inc. in December 2004 and $(158,000)K related to our acquisition of SangStat Medical Corporation in September 2003.

(3)
Includes impairment charges of $(4,463)K recorded in December 2004 to write down the assets of a manufacturing facility in Oklahoma and $(7,996)K recorded in September 2003 to write down the assets related to our FocalSeal business.

(4)
In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium. Interest expense for the year ended December 31, 2004 includes charges of $(4,313)K for the premium paid upon redemption of the debentures and $(5,329)K to write off the unamortized debt fees associated with these debentures.

(5)
Reflects the retroactive application of Emerging Issues Task Force Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share," or EITF 04-8. As a result of the adoption of EITF 04-8, the 9,686K shares issuable upon conversion of our $690.0 million in principal of 1.25% convertible senior notes, which were issued in December 2003, are now included in diluted weighted average shares for purposes of computing diluted earnings per share, unless the effect would be anti-dilutive. For the three months ended December 31, 2004, the potentially dilutive effect of the assumed conversion of these notes is excluded from the calculation of diluted earnings per share because the effect would be anti-dilutive due to our net loss for the period. For the year ended December 31, 2004, in accordance with EITF 04-8, interest and debt issuance costs related to the notes of approximately $(7,487)K, net of tax, have been added back to net income for the purpose of computing diluted earnings per share. The adoption of EITF 04-8 reduced diluted earnings per share by approximately $0.04 per share for the year ended December 31, 2004. Diluted earnings per share for the three months and year ended December 31, 2003 were not impacted by the adoption of EITF 04-8 because our convertible senior notes were only outstanding for a portion of the month in December 2003.

(6)
Net loss per share on a diluted basis and weighted average shares-diluted for the three months ended December 31, 2004 excludes: (i) the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock and (ii) the potentially dilutive effect of the assumed conversion of our convertible senior notes because the effect of these securities would be anti-dilutive due to our net loss for the period.

(7)
Net income per share on a diluted basis and weighted average shares-diluted for the year ended December 31, 2004 and for the three months and year ended December 31, 2003 include the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the potentially dilutive effect of the assumed conversion of our convertible senior notes.

GENZYME GENERAL (GENZ)
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31, 2004(1)	December 31, 2003(1)
Cash and all marketable securities(2)	$1,081,749	$1,227,460
Other current assets	1,093,021	909,490
Property, plant and equipment, net	1,310,256	1,151,133
Intangibles, net	2,427,836	1,517,791
Other assets	225,674	198,654

Total assets	$6,138,536	$5,004,528

Current liabilities	$616,245	$392,025
Noncurrent liabilities(2)	1,087,414	1,676,091
Stockholders' equity	4,434,877	2,936,412

Total liabilities and stockholders' equity	$6,138,536	$5,004,528

(1)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating assets and liabilities to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our assets and liabilities are allocated to Genzyme General.

(2)
In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium. Upon redemption, we also recorded a non-cash charge of $5.3 million to interest expense to write off the unamortized debt fees associated with these debentures.

GENZYME CORPORATION
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Total revenues	$591,077	$476,131	$2,201,145	$1,713,871

Operating costs and expenses:
Cost of products and services sold	163,897	129,392	588,586	475,644
Selling, general and administrative	155,432	147,606	599,388	519,977
Research and development	107,428	97,588	391,802	335,256
Amortization of intangibles	28,326	25,844	109,473	80,257
Purchase of in-process research and development(1)	194,300	—	194,300	158,000
Charge for impairment of goodwill(2)	—	—	—	102,792
Charge for impaired assets(3)	4,463	—	4,463	10,894

Total operating costs and expenses	653,846	400,430	1,888,012	1,682,820

Operating income (loss)	(62,769)	75,701	313,133	31,051

Other income (expenses):
Equity in loss of equity method investments	(3,157)	(2,242)	(15,624)	(16,743)
Minority interest	2,284	2,232	5,999	2,232
Gain (loss) on investments in equity securities	1,030	1,236	(1,252)	(1,201)
Loss on sale of product line(4)	—	1,709	—	(27,658)
Other	376	(222)	(357)	959
Investment income	6,399	7,551	24,244	43,015
Interest expense(5)	(4,977)	(9,393)	(38,227)	(26,600)

Total other income (expenses)	1,955	871	(25,217)	(25,996)

Income (loss) before income taxes	(60,814)	76,572	287,916	5,055
Provision for income taxes	(36,308)	(19,270)	(141,169)	(72,647)

Net income (loss)	$(97,122)	$57,302	$146,747	$(67,592)

Net income (loss) per share:
Allocated to Genzyme Stock(6):
Genzyme General net income (loss)	$(97,122)	$57,302	$146,747	$82,143
Tax benefit allocated from Genzyme Biosurgery	—	—	—	8,720
Tax benefit allocated from Genzyme Molecular Oncology	—	—	—	3,420

Net income (loss) allocated to Genzyme Stock	$(97,122)	$57,302	$146,747	$94,283

Net income (loss) per share of Genzyme Stock:
Basic	$(0.42)	$0.26	$0.64	$0.43

Diluted(7,8,9)	$(0.42)	$0.25	$0.63	$0.42

Weighted average shares outstanding:
Basic	232,255	224,101	228,175	219,376

Diluted(7,8,9)	232,255	232,181	244,004	225,976

Allocated to Biosurgery Stock(6):
Genzyme Biosurgery net loss	—	—	—	$(166,656)
Allocated tax benefit	—	—	—	14,005

Net loss allocated to Biosurgery Stock	—	—	—	$(152,651)

Net loss per share of Biosurgery Stock—basic and diluted				$(3.76)

Weighted average shares outstanding	—	—	—	40,630

Allocated to Molecular Oncology Stock(6):
Net loss allocated to Molecular Oncology Stock	—	—	—	$(9,224)

Net loss per share of Molecular Oncology Stock—basic and diluted	—	—	—	$(0.54)

Weighted average shares outstanding	—	—	—	16,958

(1)
Includes charges for the purchase of in-process research and development of $(194,300)K related to our acquisition of ILEX Oncology, Inc. in December 2004 and $(158,000)K related to our acquisition of SangStat Medical Corporation in September 2003.

(2)
Represents the write off of the goodwill allocated to our orthopaedics reporting unit in June 2003 in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

(3)
Includes impairment charges of $(4,463)K recorded in December 2004 to write down assets related to a manufacturing facility in Oklahoma, $(7,996)K in September 2003 to write down the assets related to our FocalSeal business and $(2,898)K in June 2003 to write down the carrying value of our cardiothoracic devices manufacturing facility in Fall River, Massachusetts to fair value.

(4)
Represents the final adjustment to the net loss on the sale of our cardiothoracic devices business to Teleflex Inc. in accordance with the sale agreement. We recorded an estimated net loss of $(29,367)K in June 2003, which we allocated to Genzyme Biosurgery. However, as a result of elimination of our tracking stock capital structure effective July 1, 2003, the final adjustment to the net loss is allocated to Genzyme General.

(5)
In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium. Interest expense for the year ended December 31, 2004 includes charges of $(4,313)K for the premium paid upon redemption of the debentures and $(5,329)K to write off the unamortized debt fees associated with these debentures.

(6)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

  From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

(7)
Reflects the retroactive application of Emerging Issues Task Force Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share," or EITF 04-8. As a result of the adoption of EITF 04-8, the 9,686K shares issuable upon conversion of our $690.0 million in principal of 1.25% convertible senior notes, which were issued in December 2003, are now included in diluted weighted average shares for purposes of computing diluted earnings per share, unless the effect would be anti-dilutive. For the three months ended December 31, 2004, the potentially dilutive effect of the assumed conversion of these notes is excluded from the calculation of diluted earnings per share because the effect would be anti-dilutive due to our net loss for the period. For the year ended December 31, 2004, in accordance with EITF 04-8, interest and debt issuance costs related to the notes of approximately $(7,487)K, net of tax, have been added back to net income for purposes of calculating diluted earnings per share. The adoption of EITF 04-8 reduced diluted earnings per share by approximately $0.04 million per share for the year ended December 31, 2004. Diluted earnings per share for the three months and year ended December 31, 2003 were not impacted by the adoption of EITF 04-8 because our convertible senior notes were only outstanding for a portion of the month in December 2003.

(8)
Net loss per share on a diluted basis and weighted average shares-diluted for the three months ended December 31, 2004 excludes: (i) the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock and (ii) the dilutive effect of the assumed conversion of our convertible senior notes because the effect of these securities would be anti-dilutive due to our net loss for the period.

(9)
Net income per share on a diluted basis and weighted average shares-diluted for the year ended December 31, 2004 and for the three months and year ended December 31, 2003 include the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the potentially dilutive effect of the assumed conversion of our convertible senior notes.

GENZYME CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31, 2004	December 31, 2003
Cash and all marketable securities(1)	$1,081,749	$1,227,460
Other current assets	1,093,021	909,490
Property, plant and equipment, net	1,310,256	1,151,133
Intangibles, net	2,427,836	1,517,791
Other assets	225,674	198,654

Total assets	$6,138,536	$5,004,528

Current liabilities	$616,245	$392,025
Noncurrent liabilities(1)	1,087,414	1,676,091
Stockholders' equity	4,434,877	2,936,412

Total liabilities and stockholders' equity	$6,138,536	$5,004,528

(1)
In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium. Upon redemption, we also recorded a non-cash charge of $5.3 million to interest expense to write off the unamortized debt fees associated with these debentures.

Genzyme General (GENZ)
Analyst Schedule
(Unaudited, amounts in thousands, except percentage amounts)

	Q4-03(1)	Q1-04(1)	Q2-04(1)	Q3-04(1)	Q4-04(1)	Q4-04 vs. Q4-03 % B/(W)	FY 2002	FY 2003(1)	YTD 12/31/04(1)
Total revenues:
Renal
Renagel phosphate binder (including Sevelamer)	$81,465	$83,523	$87,617	$93,308	$99,272	22%	$156,864	$281,701	$363,720
Other Renal	—	—	—	—	—	—	—	—

Total Renal product and service revenue	$81,465	$83,523	$87,617	$93,308	$99,272	22%	$156,864	$281,701	$363,720
Renal R&D revenue	—	—	—	—	—		—	—	—

Total Renal	$81,465	$83,523	$87,617	$93,308	$99,272	22%	$156,864	$281,701	$363,720
Therapeutics
Cerezyme enzyme	192,683	202,970	209,371	208,378	218,647	13%	619,184	733,817	839,366
Fabrazyme enzyme	31,889	38,103	49,620	57,996	63,918	100%	26,101	80,617	209,637
Thyrogen hormone	12,529	13,997	16,298	15,428	17,731	42%	28,270	43,438	63,454
Other Therapeutics	448	39	1,193	575	655	46%	871	1,802	2,462

Total Therapeutics product and service revenue	237,549	255,109	276,482	282,377	300,951	27%	674,426	859,674	1,114,919
Therapeutics R&D revenue	—	—	—	—	—	—	834	1	—

Total Therapeutics	237,549	255,109	276,482	282,377	300,951	27%	675,260	859,675	1,114,919

Transplant
Thymoglobulin/Lymphoglobuline	25,055	25,012	25,260	28,342	30,314	21%	—	29,953	108,928
Other Transplant	11,946	11,222	11,235	12,669	6,999	(41%)	—	14,367	42,125

Total Transplant product and service revenue	37,001	36,234	36,495	41,011	37,313	1%	—	44,320	151,053
Transplant R&D revenue	—	—	—	261	49		—	—	310

Total Transplant	37,001	36,234	36,495	41,272	37,362	1%	—	44,320	151,363

Biosurgery
Synvisc viscosupplementation product and services	25,825	22,363	27,520	24,630	13,783	(47%)	—	55,579	88,296
Sepra products	14,008	14,212	15,579	15,085	16,771	20%	—	25,959	61,647
Other Biosurgery	13,003	10,807	14,178	16,814	13,533	4%	12,828	32,414	55,332

Total Biosurgery product and service revenue	52,836	47,382	57,277	56,529	44,087	(17%)	12,828	113,952	205,275
Biosurgery R&D revenue	406	321	2,302	227	1,391	243%	—	5,127	4,241

Total Biosurgery	53,242	47,703	59,579	56,756	45,478	(15%)	12,828	119,079	209,516

Diagnostics/Genetics
Diagnostic Products	21,722	23,370	22,917	21,667	23,001	6%	83,065	88,588	90,955
Genetic Testing	26,736	28,744	48,809	55,915	54,698	105%	89,745	102,147	188,166

Total Diagnostics/Genetics product and service revenue	48,458	52,114	71,726	77,582	77,699	60%	172,810	190,735	279,121
Diagnostic/Genetics R&D revenue	—	—	—	—	—		—	—	—

Total Diagnostics/Genetics	48,458	52,114	71,726	77,582	77,699	60%	172,810	190,735	279,121

Other
Other product and service revenue	16,242	14,784	16,444	15,935	27,332	68%	57,084	71,710	74,495
Other R&D revenue	2,174	1,784	1,245	1,999	2,983	37%	5,339	7,597	8,011

Total Other	18,416	16,568	17,689	17,934	30,315	65%	62,423	79,307	82,506

Total revenues	$476,131	$491,251	$549,588	$569,229	$591,077	24%	$1,080,185	$1,574,817	$2,201,145

	Q4-03(1)	Q1-04(1)	Q2-04(1)	Q3-04(1)	Q4-04(1)	Q4-04 vs. Q4-03 % B/(W)	FY 2002	FY 2003(1)	YTD 12/31/04(1)
Revenues:
Total product and service revenue	$473,551	$489,146	$546,041	$566,742	$586,654	24%	$1,074,012	$1,562,092	$2,188,583
Total R&D revenue	2,580	2,105	3,547	2,487	4,423	71%	6,173	12,725	12,562

Total revenues	476,131	491,251	549,588	569,229	591,077	24%	1,080,185	1,574,817	2,201,145
Total product and service gross profit	344,159	362,184	403,173	411,883	422,757	23%	808,194	1,143,123	1,599,997
SG&A expense	147,606	143,220	152,850	147,886	155,432	(5%)	323,683	455,395	599,388
R&D expense	97,588	92,816	99,370	92,188	107,428	(10%)	230,043	295,725	391,802
Amortization of intangibles	25,844	26,245	27,245	27,657	28,326	(10%)	38,998	64,720	109,473
Purchase of in-process research and development(2)	—	—	—	—	194,300		—	158,000	194,300
Charge for impaired assets(3)	—	—	—	—	4,463		13,986	7,996	4,463

Operating income (loss)	75,701	102,008	127,255	146,639	(62,769)	(183%)	207,657	174,012	313,133
Other income (expenses):
Equity in loss of equity method investments	(2,242)	(3,831)	(4,274)	(4,362)	(3,157)	(41%)	(16,858)	(16,743)	(15,624)
Minority interest	2,232	1,162	964	1,589	2,284	2%	—	2,232	5,999
Gain (loss) on investments in equity securities	1,236	353	71	(2,706)	1,030	(17%)	(14,497)	(1,201)	(1,252)
Gain on sale of product line(4)	1,709	—	—	—	—	(100%)	—	1,709	—
Other	(222)	(324)	(390)	(19)	(376)	269%	(152)	994	(357)
Investment income	7,551	7,676	5,603	4,566	6,399	(15%)	48,944	42,312	24,244
Interest expense(5)	(9,393)	(10,326)	(17,495)	(5,429)	(4,977)	47%	(17,847)	(22,380)	(38,227)

Income (loss) before income taxes	76,572	96,718	111,734	140,278	(60,814)	(179%)	207,247	180,935	287,916

Provision for income taxes	(19,270)	(28,824)	(33,558)	(42,479)	(36,308)	(88%)	(56,516)	(98,792)	(141,169)

Division net income (loss) before allocated tax benefits	57,302	67,894	78,176	97,799	(97,122)	(269%)	150,731	82,143	146,747
Allocated tax benefits	—	—	—	—	—		27,795	12,140	—

Net income (loss) allocated to Genzyme Stock(1)	$57,302	$67,894	$78,176	$97,799	$(97,122)	(269%)	$178,526	$94,283	$146,747

Net income (loss) per share of Genzyme Stock-diluted(1,6,7)	$0.25	$0.29	$0.33	$0.41	$(0.42)	(268%)	$0.81	$0.42	$0.63

Weighted average shares outstanding-diluted(6,7)	232,181	241,603	241,230	244,406	232,255	0%	219,388	225,976	244,004

	Q4-03(1)	Q1-04(1)	Q2-04(1)	Q3-04(1)	Q4-04(1)	FY 2002	FY 2003(1)	YTD 12/31/04(1)
Total product and service revenue	$473,551	$489,146	$546,041	$566,742	$586,654	$1,074,012	$1,562,092	$2,188,583
As a % of total product and service revenue:
Renagel (including Sevelamer)	17%	17%	16%	16%	17%	15%	18%	17%
Cerezyme enzyme	41%	41%	38%	37%	37%	58%	47%	38%
Fabrazyme enzyme	7%	8%	9%	10%	11%	2%	5%	9%
Thyrogen hormone	3%	3%	3%	3%	3%	3%	3%	3%
Thymoglobulin/Lymphoglobuline	5%	5%	5%	5%	5%	0%	2%	5%
Synvisc viscosupplementation product and services	5%	5%	5%	4%	3%	0%	3%	4%
Sepra products	3%	3%	3%	3%	3%	0%	2%	3%
Diagnostics/Genetics	10%	11%	13%	14%	13%	16%	12%	13%
Other	9%	7%	8%	8%	8%	6%	8%	8%
Total product and service gross margin	73%	74%	74%	73%	72%	75%	73%	73%
Total revenues	$476,131	$491,251	$549,588	$569,229	$591,077	$1,080,185	$1,574,817	$2,201,145
SG&A expense as % of total revenue	31%	29%	28%	26%	26%	30%	29%	27%
R&D expense as % of total revenue	20%	19%	18%	16%	18%	21%	19%	18%
Operating income (loss) as % of total revenue	16%	21%	23%	26%	(11%)	19%	11%	14%
Provision for income taxes as % of profit (loss) before tax	25%	30%	30%	30%	(60%)	14%	48%	49%

Balance sheet trends:	12/31/03(8)	03/31/04(8)	06/30/04(8)	09/30/04(8)	12/31/04(8)	12/31/02	12/31/03(8)	12/31/04(8)

Cash and all marketable securities	$1,227,460	$1,235,859	$657,047	$823,446	$1,081,749	$1,149,145	$1,227,460	$1,081,749
Other current assets	909,490	907,286	944,828	992,019	1,093,021	633,501	909,490	1,093,021
Property, plant and equipment, net	1,151,133	1,156,083	1,202,580	1,231,775	1,310,256	749,840	1,151,133	1,310,256
Intangibles, net	1,517,791	1,537,411	1,698,415	1,669,358	2,427,836	933,360	1,517,791	2,427,836
Other assets	198,654	208,805	201,885	196,116	225,674	89,955	198,654	225,674

Total assets	$5,004,528	$5,045,444	$4,704,755	$4,912,714	$6,138,536	$3,555,801	$5,004,528	$6,138,536

Current liabilities	$392,025	$922,995	$497,503	$526,189	$616,245	$274,872	$392,025	$616,245
Noncurrent liabilities	1,676,091	1,082,140	1,083,563	1,073,694	1,087,414	695,045	1,676,091	1,087,414
Stockholders' equity	2,936,412	3,030,309	3,123,689	3,312,831	4,434,877	2,585,884	2,936,412	4,434,877

Total liabilities and stockholders' equity	$5,004,528	$5,045,444	$4,704,755	$4,912,714	$6,138,536	$3,555,801	$5,004,528	$6,138,536

Notes:

(1)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

  From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

(2)
Includes charges for the purchase of in-process research and development of $(194,300)K related to our acquisition of ILEX Oncology, Inc. in December 2004 and $(158,000)K related to our acquisition of SangStat Medical Corporation in September 2003.

(3)
Includes impairment charges of (i) $(4,463)K recorded in December 2004 to write down the assets of a manufacturing facility in Oklahoma, (ii) $(7,996)K recorded in September 2003 to write down the assets of our FocalSeal business and (iii) $(13,986)K recorded in December 2002 to write off engineering costs related to a proposed manufacturing facility in Framingham, Massachusetts.

(4)
Represents the final adjustment to the net loss on the sale of our cardiothoracic devices business to Teleflex Inc. in accordance with the sale agreement. We recorded an estimated net loss of $(29,367)K in June 2003, which we allocated to Genzyme Biosurgery. However, as a result of the elimination of our tracking stock capital structure effective July 1, 2003, the final adjustment to the net loss is allocated to Genzyme General.

(5)
In June 2004, we completed the redemption of our 3% convertible subordinated debentures for cash, including $575.0 million in principal, accrued interest of approximately $0.8 million and $4.3 million in premium. Interest expense for the year ended December 31, 2004 includes charges of $(4,313)K for the premium paid upon redemption and $(5,329)K to write off the unamortized debt fees associated with these debentures.

(6)
Reflects the retroactive application of the adoption of Emerging Issues Task Force Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share," or EITF 04-8. As a result of the adoption of EITF 04-8, the 9,686K shares issuable upon conversion of our $690.0 million in principal 1.25% convertible senior notes, which were issued in December 2003, are now included in diluted weighted average shares for purposes of computing diluted earnings per share, unless the effect would be anti-dilutive. For the three months ended December 31, 2004, the potentially dilutive effect of the assumed conversion of these notes is excluded from the calculation of diluted earnings per share because the net effect would be anti-dilutive due to our net loss for the period. For the year ended December 31, 2004, in accordance with EITF 04-8, interest and debt issuance costs related to the notes of approximately $(7,487)K, net of tax, have been added back to net income for the purpose of calculating diluted earnings per share. The adoption of EITF 04-8 reduced diluted earnings per share by approximately $0.04 per share for the year ended December 31, 2004. Diluted earnings per share for the three months and year ended December 31, 2003 were not impacted by the adoption of EITF 04-8 because our convertible senior notes were only outstanding for a portion of the month in December 2003.

(7)
For all periods except Q4-04, includes the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the dilutive effect of the assumed conversion of our 1.25% convertible senior notes.

  In Q4-04, excludes the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the potentially dilutive effect of the assumed conversion of our 1.25% convertible senior notes because the effect would be anti-dilutive due to our net loss for the period.

(8)
Effective July 1, 2003, in connection with the elimination of our tracking stock structure, we ceased allocating assets and liabilities to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our assets and liabilities are allocated to Genzyme General.

GENZYME GENERAL
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Year Ended December 31, 2004
(Amounts in thousands, except per share data)

	Before Gains/ (Charges), Amortization FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)
						Exit Costs
			SangStat Inventory StepUp	Convert Premium	Convert Fees	Oklahoma City	Generic Cyclosporine	Amortization	IPR&D	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:
Total revenues	$2,201,145									$2,201,145		$2,201,145
Cost of products and services sold	$(576,582)		$(3,937)				$(8,067)			$(588,586)		$(588,586)
Selling, general and administrative	$(599,163)									$(599,163)	$(225)	$(599,388)
Research and development	$(377,944)					$(2,079)				$(380,023)	$(11,779)	$(391,802)
Amortization of intangibles	$—							$(109,473)		$(109,473)		$(109,473)
Purchase of in-process research and development	$—								$(194,300)	$(194,300)		$(194,300)
Charge for impaired assets	$—					$(4,463)				$(4,463)		$(4,463)
Equity in loss of equity method investments	$(21,621)									$(21,621)	$5,997	$(15,624)
Minority interest	$—									$—	$5,999	$5,999
Gain (loss) on investments in equity securities	$(1,252)									$(1,252)		$(1,252)
Other	$(357)									$(357)		$(357)
Investment income	$24,236									$24,236	$8	$24,244
Interest Expense	$(28,585)			$(4,313)	$(5,329)					$(38,227)		$(38,227)

Summary:
Income (loss) before income taxes	$619,877	$—	$(3,937)	$(4,313)	$(5,329)	$(6,542)	$(8,067)	$(109,473)	$(194,300)	$287,916	$—	$287,916
Provision for income taxes	$(191,828)	—	1,449	1,587	1,961	2,407	2,969	40,286	—	(141,169)	—	$(141,169)

Net income allocated to Genzyme Stock	$428,049	$—	$(2,488)	$(2,726)	$(3,368)	$(4,135)	$(5,098)	$(69,187)	$(194,300)	$146,747	$—	$146,747

Net income per share of Genzyme Stock:
Basic	$1.87	$—	$(0.011)	$(0.012)	$(0.015)	$(0.018)	$(0.022)	$(0.303)	$(0.850)	$0.64	$—	$0.64
Diluted (1)	$1.82	$(0.039)	$(0.010)	$(0.011)	$(0.014)	$(0.017)	$(0.021)	$(0.284)	$(0.796)	$0.63	$—	$0.63
Weighted average shares outstanding:
Basic	228,175	228,175	228,175	228,175	228,175	228,175	228,175	228,175	228,175	228,175	228,175	228,175
Diluted(1)	234,318	244,004	244,004	244,004	244,004	244,004	244,004	244,004	244,004	244,004	244,004	244,004

(1)    GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding reflect the adoption of EITF 04-8.

GENZYME GENERAL
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Quarter Ended December 31, 2004
(Amounts in thousands, except per share data)

		Dilution Due to Contingently Convertible Debt (EITF 04-8)
	Before Gains/(Charges), Amortization, FIN 46 & EITF 04-8		Exit Costs
			Oklahoma City	Generic Cyclosporine	Amortization	IPR&D	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:
Total revenues	$591,077						$591,077		$591,077
Cost of products and services sold	$(155,830)			(8,067)			$(163,897)		$(163,897)
Selling, general and administrative	$(155,432)					$(155,432)			$(155,432)
Research and development	$(100,775)		$(2,079)				$(102,854)	$(4,574)	$(107,428)
Amortization of intangibles	$—				(28,326)		$(28,326)		$(28,326)
Purchase of in-process research and development	$—					(194,300)	$(194,300)		$(194,300)
Charge for impaired assets	$—		$(4,463)				$(4,463)		$(4,463)
Equity in loss of equity method investments	$(5,440)						$(5,440)	$2,283	$(3,157)
Minority interest	$—						$—	$2,284	$2,284
Gain (loss) on investments in equity securities	$1,030						$1,030		$1,030
Other	$376						$376		$376
Investment income	$6,392						$6,392	$7	$6,399
Interest Expense	$(4,977)	—					$(4,977)		$(4,977)

Summary:
Income (loss) before income taxes	$176,421	$—	$(6,542)	$(8,067)	$(28,326)	$(194,300)	$(60,814)	$—	$(60,814)
Provision for income taxes	$(52,108)	—	2,407	2,969	10,424	—	(36,308)	—	(36,308)

Net income (loss) allocated to Genzyme Stock	$124,313	$—	$(4,135)	$(5,098)	$(17,902)	$(194,300)	$(97,122)	$—	$(97,122)

Net income (loss) per share of Genzyme Stock:
Basic	$0.54	$—	$(0.018)	$(0.022)	$(0.077)	$(0.836)	$(0.42)	$—	$(0.42)
Diluted (1)	$0.52	$(0.013)	$(0.017)	$(0.020)	$(0.072)	$(0.816)	$(0.42)	$—	$(0.42)
Weighted average shares outstanding:
Basic	232,255	232,255	232,255	232,255	232,255	232,255	232,255	232,255	232,255
Diluted(1)	239,092	248,778	248,778	248,778	248,778	248,778	232,255	232,255	232,255

(1)    GAAP As-Reported diluted net loss per share for the three months ended December 31, 2004 excludes the dilutive effect of options, stock purchase rights and warrants to purchase shares of Genzyme Stock, and the potentially dilutive effect of our 1.25% convertible notes because the effect would be anti-dilutive to our net loss for the period.

GENZYME GENERAL
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Quarter Ended September 30, 2004
(Amounts in thousands, except per share data)

	Before Gains/(Charges), Amortization, FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)	SangStat Acquisition-Related Costs	Amortization	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:
Total revenues	$569,229				$569,229		$569,229
Cost of products and services sold	$(153,808)		$(1,051)		$(154,859)		$(154,859)
Selling, general and administrative	$(147,754)				$(147,754)	$(132)	$(147,886)
Research and development	$(89,143)				$(89,143)	$(3,045)	$(92,188)
Amortization of intangibles	$—			$(27,657)	$(27,657)		$(27,657)
Purchase of in-process research and development	$—				$—		$—
Charge for impaired assets	$—				$—		$—
Equity in loss of equity method investments	$(5,950)				$(5,950)	$1,588	$(4,362)
Minority interest	$—				$—	$1,589	$1,589
Gain (loss) on investments in equity securities	$(2,706)				$(2,706)		$(2,706)
Other	$(19)				$(19)		$(19)
Investment income	$4,566				$4,566		$4,566
Interest expense	$(5,429)	$—			$(5,429)		$(5,429)

Summary:
Income (loss) before income taxes	$168,986	$—	$(1,051)	$(27,657)	$140,278	$—	$140,278
Provision for income taxes	$(53,044)	—	387	10,178	(42,479)	—	$(42,479)

Net income allocated to Genzyme Stock	$115,942	$—	$(664)	$(17,479)	$97,799	$—	$97,799

Net income per share of Genzyme Stock:
Basic	$0.51	$—	$(0.003)	$(0.076)	$0.43	$—	$0.43
Diluted (1)	$0.49	$(0.011)	$(0.003)	$(0.072)	$0.41	$—	$0.41
Weighted average shares outstanding:
Basic	228,156	228,156	228,156	228,156	228,156	228,156	228,156
Diluted(1)	234,720	244,406	244,406	244,406	244,406	244,406	244,406

(1)    GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding have been revised to reflect the adoption of EITF 04-8.

GENZYME GENERAL
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Quarter Ended June 30, 2004
(Amounts in thousands, except per share data)

	Before Gains/ (Charges), Amortization FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)	SangStat Acquisition-Related Costs	Convert Premium	Convert Fees	Amortization	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:
Total revenues	$549,588						$549,588		$549,588
Cost of products and services sold	$(141,817)		$(1,051)				$(142,868)		$(142,868)
Selling, general and administrative	$(152,779)						$(152,779)	$(71)	$(152,850)
Research and development	$(97,512)						$(97,512)	$(1,858)	$(99,370)
Amortization of intangibles	$—					$(27,245)	$(27,245)		$(27,245)
Purchase of in-process research and development	$—						$—		$—
Charge for impaired assets	$—						$—		$—
Equity in loss of equity method investments	$(5,238)						$(5,238)	$964	$(4,274)
Minority interest	$—						$—	$964	$964
Gain (loss) on investments in equity securities	$71						$71		$71
Other	$(390)						$(390)		$(390)
Investment income	$5,602						$5,602	$1	$5,603
Interest expense	$(7,853)			$(4,313)	$(5,329)		$(17,495)		$(17,495)

Summary:
Income (loss) before income taxes	$149,672	$—	$(1,051)	$(4,313)	$(5,329)	$(27,245)	$111,734	$—	$111,734
Provision for income taxes	$(47,519)	—	387	1,587	1,961	10,026	(33,558)	—	$(33,558)

Net income allocated to Genzyme Stock	$102,153	$—	$(664)	$(2,726)	$(3,368)	$(17,219)	$78,176	$—	$78,176

Net income per share of Genzyme Stock:
Basic	$0.45	$—	$(0.003)	$(0.012)	$(0.015)	$(0.076)	$0.35	$—	$0.35
Diluted(1)	$0.44	$(0.010)	$(0.003)	$(0.011)	$(0.014)	$(0.071)	$0.33	$—	$0.33
Weighted average shares outstanding:
Basic	226,578	226,578	226,578	226,578	226,578	226,578	226,578	226,578	226,578
Diluted(1)	231,544	241,230	241,230	241,230	241,230	241,230	241,230	241,230	241,230

(1)    GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding have been revised to reflect the adoption of EITF 04-8.

GENZYME GENERAL
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Quarter Ended March 31, 2004
(Amounts in thousands, except per share data)

	Before Gains/(Charges), Amortization, FIN 46 & EITF 04-8	Dilution Due to Contingently Convertible Debt (EITF 04-8)	SangStat Acquisition-Related Costs	Amortization	NON-GAAP Before Effect of FIN 46	Effect of FIN 46	GAAP As Reported
Income Statement Classification:
Total revenues	$491,251				$491,251		$491,251
Cost of products and services sold	$(125,127)		$(1,835)		$(126,962)		$(126,962)
Selling, general and administrative	$(143,198)				$(143,198)	$(22)	$(143,220)
Research and development	$(90,514)				$(90,514)	$(2,302)	$(92,816)
Amortization of intangibles	$—			$(26,245)	$(26,245)		$(26,245)
Purchase of in-process research and development	$—				$—		$—
Charge for impaired assets	$—				$—		$—
Equity in loss of equity method investments	$(4,993)				$(4,993)	$1,162	$(3,831)
Minority interest	$—				$—	$1,162	$1,162
Gain (loss) on investments in equity securities	$353				$353		$353
Other	$(324)				$(324)		$(324)
Investment income	$7,676				$7,676		$7,676
Interest expense	$(10,326)				$(10,326)		$(10,326)

Summary:
Income (loss) before income taxes	$124,798	$—	$(1,835)	$(26,245)	$96,718	$—	$96,718
Provision for income taxes	$(39,157)	—	675	9,658	(28,824)	—	(28,824)

Net income allocated to Genzyme Stock	$85,641	$—	$(1,160)	$(16,587)	$67,894	$—	$67,894

Net income per share of Genzyme Stock:
Basic	$0.38	$—	$(0.005)	$(0.073)	$0.30	$—	$0.30
Diluted (1)	$0.37	$(0.006)	$(0.005)	$(0.069)	$0.29	$—	$0.29
Weighted average shares outstanding:
Basic	225,711	225,711	225,711	225,711	225,711	225,711	225,711
Diluted (1)	231,917	241,603	241,603	241,603	241,603	241,603	241,603

(1)    GAAP As-Reported diluted earnings per share and diluted weighted average shares outstanding have been revised to reflect the adoption of EITF 04-8.

GENZYME 2005 GUIDANCE

DESCRIPTION	2005 GUIDANCE Ranges
Cerezyme	$870	$890
Fabrazyme	300	315
Thyrogen	75	80
Other Therapeutics	6	6
Renal	420	430
Thymoglobulin	110	120
Other Transplant products	15	15

Total Transplant	125	135
Synvisc	215	225
Sepra	70	75
Other Biosurgery	50	60

Total Biosurgery	335	360
Diagnostic Products	95	97
Genetic Testing	210	218

Total Diag/Genetics	305	315
Oncology	55	60
Other	60	65

TOTAL REVENUE	$2,500	$2,700
GROSS MARGIN	77%	78%
SG&A	approx.	(750)
R&D	approx.	(490)
AMORTIZATION	approx.	(170)
NET INTEREST	approx.	10
NET OTHER	(15)	(18)
TAX RATE—GAAP	approx.	30%
*TAX RATE—NON-GAAP	approx.	31%
GENZ GAAP EPS	$1.67	$1.75
AMORTIZATION	$0.41	$0.41

**GENZ NON-GAAP EPS	$2.08	$2.16
WTD AVERAGE SHARES O/S	250	260
CAPITAL EXPENDITURES	$180	$200

This financial guidance, which is provided as part of a press release dated February 17, 2005, is subject to all of the qualifications and limitations described therein. Actual results may differ from these forward-looking statements due to the numerous factors described in the press release.

*
Non-GAAP tax rate excludes the impact of amortization, one-time events and EITF 04-08.

**
Non-GAAP EPS excludes the impact of amortization, one-time events and EITF 04-08.

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  Exhibit 99.1